Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 11, 2017, contained in the Annual Report on Form 10-K for Akers Biosciences, Inc., in Amendment No. 1 to Form S-3 Registration Statement dated June 26, 2017 and the related prospectus included therein.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

June 26, 2017